                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


                                                                    EXHIBIT 5.1





                                September 22, 1997


(213) 229-7000                                                   C 72752-00040

     The Price REIT, Inc.
     7979 Ivanhoe Avenue
     Suite 524
     La Jolla, California 92037

              Re: Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel for The Price REIT, Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale by the Company from time to time of up to $400,000,000 maximum aggregate initial offering price of (i) its debt securities ("Debt Securities"), (ii) shares of its Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of its Common Stock, par value $.01 per share (the "Common Stock") or (iv) Warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities." We understand that the Registration Statement provides that the Debt Securities and Preferred Stock may be convertible into Preferred Stock, Common Stock or other securities or rights. Terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other

GIBSON, DUNN & CRUTCHER LLP

The Price REIT, Inc.
September 22, 1997
Page 2





instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

         We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

         On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as we deem appropriate, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

         (i) When the Company and a Trustee execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly authorized and established in accordance with such Indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such Indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company; and

         (ii) When the Warrants shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any Warrants, such Warrants will constitute the valid and binding obligations of the Company.

         The opinions set forth above are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any such Security:

         (a) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded;

         (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

         (c) the applicable Indentures, if any, shall have been duly authorized, executed and delivered by the Company and the applicable Trustee and shall have been

GIBSON, DUNN & CRUTCHER LLP

The Price REIT, Inc.
September 22, 1997
Page 3




qualified under the Trust Indenture Act of 1939, as amended, and properly filed as an exhibit to the Registration Statement;

         (d) in the case of an Indenture, Debt Security or agreement pursuant to which any Warrants are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

         (e) there will not have occurred any change in law affecting the validity or enforceability of such Security.

         We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         This opinion is limited to the present laws of the State of New York as presently in effect, to the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We understand that you have received an opinion of Ballard Spahr Andrews & Ingersoll with respect to the Common Stock, the Preferred Stock and certain other matters.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus.

         This opinion may be incorporated by reference into a registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act and related to the Registration Statement.

GIBSON, DUNN & CRUTCHER LLP

The Price REIT, Inc.
September 22, 1997
Page 4




         This opinion has been delivered for your benefit in connection with the transactions contemplated by the Registration Statement. Unless expressly provided otherwise, it may not be relied upon by you for any other purpose, and may not be copied or quoted in whole or in part without our prior express written permission.

                                                  Very truly yours,



                                              /s/ GIBSON, DUNN & CRUTCHER LLP
                                              -------------------------------
                                                  GIBSON, DUNN & CRUTCHER LLP

KMD:SJC:TDS